                                                                  EXHIBIT 10.5


                                                                  Conformed Copy


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                                ATC TOWER CORP.


                              GUARANTEE AGREEMENT


                          Dated as of October 11, 1996


              THE FIRST NATIONAL BANK OF BOSTON, as Managing Agent


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
                               TABLE OF CONTENTS

                                                                            Page
1.  Reference to Credit Agreement; Definitions;
       Certain Rules of Construction  . . . . . . . . . . . . . . . . . . . .  1
2.  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       2.1.  Guarantee of Credit Obligations  . . . . . . . . . . . . . . . .  1
       2.2.  Continuing Obligation  . . . . . . . . . . . . . . . . . . . . .  2
       2.3.  Waivers with Respect to Credit Obligations   . . . . . . . . . .  2
       2.4.  Lenders' Power to Waive, etc   . . . . . . . . . . . . . . . . .  4
       2.5.  Information Regarding the Company, etc.  . . . . . . . . . . . .  4
       2.6.  Certain Guarantor Representations  . . . . . . . . . . . . . . .  5
       2.7.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
       2.8.  Subordination  . . . . . . . . . . . . . . . . . . . . . . . . .  6
       2.9.  Future  Subsidiaries: Further Assurances   . . . . . . . . . . .  6
       2.10.  Contribution Among Guarantors   . . . . . . . . . . . . . . . .  6
3.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                                ATC TOWER CORP.

                              GUARANTEE AGREEMENT


       This Agreement, dated as of October 11, 1996, is among ATC Tower Corp., a Delaware corporation (the "Company"), American Tower Corporation, a Delaware corporation (the "Parent"), ATC Holdings Corp., a Delaware corporation ("ATC Holdings"), the Subsidiaries (as defined below) of the Company party hereto and The First National Bank of Boston, as managing agent (the "Managing Agent") for itself and the other Lenders (as defined below) under the Credit Agreement (as defined below). The parties agree as follows:

1. Reference to Credit Agreement; Definitions; Certain Rules of Construction. Reference is made to the Credit Agreement dated as of the date hereof, as from time to time in effect (the "Credit Agreement"), among the Company, the Subsidiaries of the Company from time to time party thereto, the Lenders and the Agents. As a condition to providing loans to the Company under the Credit Agreement, the Lenders are requiring the Guarantors (as defined below) to guarantee the payment of the Credit Obligations (as defined below). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section
1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof, (c) the word "including" shall be construed as "including without limitation", (d) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, and (e) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement or the other Credit Documents. References to "the date hereof" mean the date first set forth above.

2.    Guarantee.

              2.1. Guarantee of Credit Obligations. Each Guarantor unconditionally guarantees that the Credit Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent. In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Managing Agent or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Managing Agent for the account of each Lender in accordance with the Lenders' respective Percentage Interests therein the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Credit Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

              2.2. Continuing Obligation. Each Guarantor acknowledges that the Lenders have entered into the Credit Agreement (and, to the extent that the Lenders or the Agents may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 2 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantors hereunder shall terminate when the commitment of the Lenders to extend credit under the Credit Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that the obligations of each Guarantor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Credit Obligations is rescinded or otherwise must be restored or returned by the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor, the Company or any other guarantor of the Credit Obligations or otherwise, all as though such payment had not been made.

              2.3. Waivers with Respect to Credit Obligations. Except to the extent expressly required by the Credit Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

                     (a) presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

                     (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on such Guarantor's guarantee of the Credit Obligations;

                     (c) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document, or notice of any acceleration of maturity of any Credit Obligations;

                     (d) demand for performance or observance of, and any enforcement of any provision of the Credit Agreement, the Credit Obligations or any other Credit Document or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Agents or the Lenders in connection with any of the foregoing;

                     (e) any act or omission on the part of the Agents or the Lenders which may impair or prejudice the rights of such Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

                     (f) failure or delay to perfect or continue the perfection of any security interest in any Credit Security or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any Credit Security;

                     (g) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

                     (h) any "single action" or "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against such Guarantor before or after the Agents' or the Lenders' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Agents or the Lenders;

                     (i) all demands and notices of every kind with respect to the foregoing; and

                     (j) to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.3.

              No delay or omission on the part of the Managing Agent or the Lenders in exercising any right under this Agreement or any other Credit Document or under any guarantee of the Credit Obligations or with respect to the Credit Security shall operate as a waiver or relinquishment of such right. No action which the Managing Agent or the Lenders or the Company may take or refrain from taking with respect to the Credit Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of each Guarantor hereunder. None of the Lenders' or the Managing Agent's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by the Company with the terms, provisions and covenants of the Credit Agreement, regardless of any knowledge thereof which the Managing Agent or the Lenders may have or otherwise be charged with.

              2.4. Lenders' Power to Waive, etc. Each Guarantor grants to the Managing Agent and the Lenders full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of such Guarantor under its guarantee hereunder:

                     (a) to waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, the Credit Agreement, any other Credit Document, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

                     (b) to grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against such Guarantor under this Agreement are reserved in connection therewith;

                     (c) to take security in any form for the Credit Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property contained in the Credit Security whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

                     (d) to collect or liquidate or realize upon any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating or realizing upon any of the Credit Obligations or the Credit Security; and

                     (e) to extend credit under the Credit Agreement, any other Credit Document or otherwise in such amount as the Lenders may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise, on an individual or Consolidated basis) may have deteriorated since the date hereof.

              2.5. Information Regarding the Company, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Managing Agent or the Lenders to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Managing Agent or the Lenders to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company or its Affiliates or their properties or management, whether now or hereafter known by the Managing Agent or the Lenders. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning the Credit Agreement and all other Credit Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

              2.6. Certain Guarantor Representations. Each Guarantor represents that:

                     (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Lenders to enter into the Credit Agreement and to extend credit to the Company by making the guarantee contemplated by this Section 2;

                     (b) the credit available hereunder will directly or indirectly inure to its benefit;

                     (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Lenders for its guarantee;

                     (d) it will not be rendered insolvent as a result of entering into this Agreement;

                     (e) after giving effect to the transactions contemplated by this Agreement and the guarantees and grants of collateral by the other Obligors to the Credit Obligations, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as such debts become absolute and matured;

                     (f) it has, and will have, access to adequate capital for the conduct of its business;

                     (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature; and

                     (h) it has been advised by the Managing Agent that the Lenders are unwilling to enter into the Credit Agreement unless the guarantee contemplated by this Section 2 is given by it.

              2.7. Subrogation. Each Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the other Obligors arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

              2.8. Subordination. Each Guarantor covenants and agrees that, after the occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by the Company or any other Obligor to such Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

              2.9.    Future  Subsidiaries: Further Assurances.   The Company
will from time to time cause (a) any present Wholly Owned Subsidiary that is not a Guarantor within 30 days after notice from the Managing Agent or (b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Managing Agent; provided, however, that in the event such a Wholly Owned Subsidiary is prohibited by any valid law, statute, rule or regulation from guaranteeing the Credit Obligations, or if such a guarantee by any foreign Subsidiary would result in a repatriation of a material amount of foreign earnings under the Code (including the "deemed dividend" provisions of section 956 of the Code),
(i) such guarantee will be limited to the extent necessary to comply with such prohibition or to prevent such repatriation of foreign earnings or (ii) if such limitation on the guaranteed amount is not sufficient to avoid such prohibition or repatriation, the Company and its other Subsidiaries will pledge the stock of such Wholly Owned Subsidiary (or as much of such stock as may be pledged without resulting in such a repatriation) to the Managing Agent to secure the Credit Obligations pursuant to a pledge agreement in form and substance satisfactory to the Managing Agent. Each Guarantor will, promptly upon the request of the Managing Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Managing Agent deems necessary or advisable to carry out the intent and purpose of this Section 2.

              2.10. Contribution Among Guarantors. The Guarantors agree that, as among themselves in their capacity as guarantors of the Credit Obligations, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Company fails to pay when due its Credit Obligations, shall be equitably apportioned, to the extent consistent with the credit Documents, among the respective Guarantors (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Company by the Lenders under the Credit Agreement, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this
Section 2.10, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Credit Obligations. In the event of any default by any Guarantor under this Section 2.10, each other Guarantor will bear, to the extent consistent with the Credit Documents, its proportionate share of the defaulting Guarantor's obligation under this Section 2.10. This Section 2.10 is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Lenders under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors).


3. General. Addresses for notices, consent to jurisdiction, jury trial waiver, defeasance and numerous other provisions applicable to this Agreement are contained in the Credit Agreement, in the case of the Guarantors other than the Parent Guarantors, and in the Parent Pledge Agreement in the case of the Parent Guarantors. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by the Managing Agent on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.





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
       Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.




                                           AMERICAN TOWER CORPORATION
                                           ATC HOLDINGS CORP.
                                           ATC TOWER CORP.
                                           GRITZ TOWER MAINTENANCE COMPANY
                                           WESTARK TOWERS, INCORPORATED


                                           By     /s/ Marty L. Jimmerson
                                                  -----------------------------
                                                  As Vice President of each of
                                                  the foregoing
                                                  corporations



                                           ATC - PRIME I, L.L.C.
                                           ATC -  PRIME II, L.L.C.


                                           By     /s/ Fred R. Lummis
                                                  -----------------------------
                                                  As President of each of the
                                                  foregoing
                                                  companies



                                           THE FIRST NATIONAL BANK OF BOSTON,
                                              as Managing Agent under the Credit
                                                  Agreement


                                           By     /s/ Reginald T. Dawson
                                                  -----------------------------
                                                  Title:  Director